 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-284812
PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 11, 2025)
ARCHER AVIATION INC.
UP TO $8,000,000 OF SHARES OF CLASS A COMMON STOCK
We are offering pursuant to this prospectus supplement and the accompanying prospectus up to $8,000,000 of shares (the “Shares”) of our Class A common stock, par value $0.0001 per share (“Class A common stock”), issuable in satisfaction of payment for services provided by certain service providers (the “Holders”). The Shares will be issued under contractual arrangements between us and the Holders.
The number of Shares to be issued will be equal to the dollar amount due to the Holder divided by the volume weighted average trading price (“VWAP”) for a share of Class A common stock during the five (5) consecutive trading day period ending on (and including) the last trading date prior to the payment date (as adjusted for any share splits, reverse splits, share dividends, rights issuances, subdivisions, reorganizations and recapitalization).
Our Class A common stock and public warrants are traded on the New York Stock Exchange (“NYSE”) under the symbols “ACHR” and “ACHR WS,” respectively. On March 4, 2026, the last reported sales price for our Class A common stock was $6.76 per share and the last reported sales price of our public warrants was $0.82 per warrant.
An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus supplement or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is March 5, 2026.

Prospectus Supplement
Prospectus
You should rely only on the information provided in this prospectus supplement and the accompanying base prospectus and the information incorporated by reference into this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus supplement and the documents incorporated by reference into this prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

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For investors outside the United States:   We have not done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying base prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of an automatic registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may from time to time sell any combination of the securities as described in the accompanying prospectus in one or more offerings.
We provide information to you about this offering of our Class A common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference in this prospectus supplement is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. The distribution of this prospectus supplement and the offering of shares of our Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of shares of our Class A common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus supplement, the accompanying base prospectus and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

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TRADEMARKS
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain or incorporate by reference documents containing references to trademarks, service marks and trade names owned by us or belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this document may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks, service marks and trade names. Archer does not intend its use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of it by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.
MARKET AND INDUSTRY DATA
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include industry position and industry data and forecasts that we obtained or derived from internal company reports, independent third-party publications and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.
Although we believe that the information on which we have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to industry position are based on market data currently available. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in these publications and reports.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus supplement or the accompanying base prospectus, or the documents incorporated by reference and does not contain all of the information that you should consider before buying our securities. Because it is a summary, it may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” and the documents we have incorporated by reference in this prospectus supplement, along with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.
Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “we,” “our,” “us,” “Company,” or “Archer” refers to Archer Aviation Inc.
Overview
Archer is developing the technologies and aircraft to power the future of advanced aviation. We are building a platform to deliver advanced aircraft, technologies and services to customers worldwide across commercial and defense sectors.
Midnight is our electric vertical take-off and landing (“eVTOL”) aircraft purpose-built for air taxi operations globally. To prepare for commercial operations, we are working with aviation authorities, governments, and strategic partners in key U.S. and international markets to certify Midnight and build out air taxi networks. These planned networks will connect major population and business centers with key transportation hubs in select metropolitan areas through partnerships with airline operators to integrate eVTOL flights into passenger journeys and collaborations with infrastructure partners to develop vertiports.
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In the U.S., we have applied to participate in the eVTOL Integration Pilot Program (“eIPP”), a White House initiative to accelerate air taxi deployments in American cities. We have partnered with cities across California, Florida, Texas, Georgia, and New York on multiple applications to launch initial air taxi operations under the eIPP later this year. As part of broader commercialization strategy in the U.S., we recently acquired control of Hawthorne Municipal Airport (“Hawthorne Airport”) located near Los Angeles International Airport and Downtown Los Angeles. We plan for the airport to serve as the operational hub for our Los Angeles network and an innovation hub for developing and commercializing next-generation AI-powered aviation technologies.

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Outside the U.S., through our Launch Edition program, we are offering aircraft, technologies, and services to governments and customers to support the commercialization of Midnight in select international markets with the United Arab Emirates (“UAE”) leading the way. In the UAE, we have been working closely with the country’s federal aviation regulator, the General Civil Aviation Authority (“GCAA”), over the past year to establish the optimal regulatory pathway for commercial operations. Following hot weather flight testing last year, we are on track to deliver additional Midnight aircraft this year in preparation for initial passenger operations and are working with strategic partners to build out a vertiport network across Abu Dhabi and the country. Our commercial readiness progress is driving growing global demand across Europe, Middle East, Africa and Asia-Pacific for this new category of transportation.

We are also advancing a dual-use hybrid-electric, autonomous vertical take-off and landing (“VTOL”) aircraft platform for both defense and commercial customers. Through our strategic partnership with Anduril Industries Inc. (“Anduril”), this aircraft platform is intended to meet the vertical lift needs of the U.S. and its Allies for decades to come. For commercial customers, that aircraft can be tailored for cargo and medical evacuation.
To support certification and early commercial deployments, we are currently scaling production of our aircraft and electric powertrain at our “golden manufacturing lines” in Silicon Valley and our high-volume facility in Georgia. We are also developing artificial intelligence (“AI”) and autonomy technologies to support the advancement of our air traffic control system from concept to a scalable reality.

Our Planned Lines of Business
By maintaining an innovative and disciplined approach to new product and service development, manufacturing, and commercialization we believe that we can deliver advanced aviation technologies and solutions that can service a broad range of industries and use cases. We intend to operate in the following areas:
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Commercial:   This is planned to consist of the sale of our commercial aircraft and related technologies and services, as well as providing direct-to-consumer air taxi services in select metropolitan areas worldwide.

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Defense:   This is planned to consist of the sale of next-generation aircraft and related technologies for defense applications. Our initial product is intended to be the hybrid-electric VTOL aircraft discussed earlier that we are jointly developing with Anduril. Our team is advancing opportunities around at how we can bring the proprietary technologies we’ve built for our commercial aircraft to defense applications, such as our electric battery pack and electric engines. In November 2025, we announced our first deal for third-party adoption of these technologies in the defense sector, with Anduril and EDGE Group choosing to use our electric powertrain to power their Omen autonomous air vehicle. We have also been continuing to advance our partnership with the Department of Defense (“DoD”), which started in 2021, on a series of projects through the United States Air Force’s (“USAF”) AFWERX program with the goal of helping the AFWERX Agility Prime program assess the transformational potential of the vertical flight market and related technologies for DoD purposes.

Our Aircraft
Air Taxi Aircraft
Midnight is built on a proprietary 12-tilt-6 distributed electric propulsion platform and is designed to carry four passengers plus a pilot. It prioritizes safety and delivers significantly reduced noise compared to traditional helicopters. Midnight integrates key in-house developed advanced aviation technologies, including what we believe to be cutting-edge electric propulsion and flight control systems, with systems and components from leading aerospace suppliers, many of which are already used on certified aircraft, with the goal of reducing certification risk, development time and cost.
The aircraft is purpose-built for urban air taxi operations, with range and payload optimized for high-frequency, short distance trips of around 20-miles, supported by minimal charging time between trips. Its design focuses on combining high function and high emotion, with the goal of inspiring a passenger experience reminiscent of the Golden Age of aviation in the 1950s.
Midnight’s design, with redundant electric motors and simpler propulsion systems than traditional helicopters, aims to reduce failure points and achieve high-assurance safety and reliability standards. Our aircraft has engaged in extensive flight test campaigns that expand the flight envelope and collect safety-critical data to support certification with the Federal Aviation Administration (“FAA”) and safe performance evaluation.
Dual-Use Cargo Aircraft
Our dual-use autonomous cargo VTOL aircraft is designed around both a low thermal and acoustic signature purpose built for next generation cargo and defense use cases. Our goal is to bring together our ability to rapidly develop advanced VTOL aircraft using our existing commercial parts and supply chains and Anduril’s deep expertise in AI, missionization, and systems integration, to enable more efficient and effective deployment of critical advanced aviation capabilities than traditional alternatives. To support this effort, we are investing in the development of our hybrid-propulsion platform, as well as in critical capabilities like the manufacturing of composites. In 2025, we aimed to accelerate our development of this aircraft by acquiring key intellectual property, such as Overair Inc.’s patent portfolio and a license to Karem Aircraft’s tiltrotor and rotor technology.

Government Regulation and Compliance
Globally, our commercial aircraft will be required to comply with regulations governing aircraft design, production and airworthiness. In the United States, the regulations are put forth by the FAA and Department of Transportation (“DOT”). Outside the United States, similar requirements are generally administered by the national civil aviation and transportation authorities of each country. We continue to focus our efforts on obtaining certification from the FAA of our aircraft in the United States, the GCAA of the UAE and engaging with key decision makers in the initial cities in the United States and UAE which we plan to operate our aircraft. We also work with similar government authorities in the other international markets where we are targeting commercialization.
The following describes the key certifications necessary for us to design, manufacture, sell and operate our aircraft in the United States:
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Designing our aircraft:   Type certification in the United States is formalized by the FAA’s approval process for new aircraft designs and covers the design of the aircraft and all required components and systems. The FAA outlines the process for type certification in Order 8110.4C, which defines the 4 phases that lead to type certification. Our initial aircraft type certification is required to meet the criteria set forth by the FAA through a “special class” definition under 14 CFR Part 21.17(b). In May 2024, the FAA published the Final Rule with the final airworthiness criteria for our Midnight aircraft and in June 2024, we then finalized our G-1 Issue Paper containing the certification basis with the FAA, which formally closed the FAA’s work in the second phase of our certification program. In the third phase of our certification program, we collaborated with the FAA for full agreement on the Means of Compliance, which is the full set of details defining the methodology, design, analysis and testing standards that will be used to demonstrate that the aircraft is safe and complies with the Airworthiness Criteria. We initially submitted a comprehensive proposal for Midnight’s Means of Compliance to the FAA back in December 2021 and in January 2026, Midnight’s Means of Compliance was fully FAA accepted. As part of the third phase of our certification program, we are also working with the FAA to review and provide final acceptance of our subject specific certification plans (“SSCPs”). SSCPs provide precise detail on each of the specific tests and analyses that must be completed during the fourth and final phase of our Type Certification program, known as the implementation phase, in which we actually demonstrate to the FAA that Midnight meets all relevant FAA requirements necessary to receive a Type Certificate. In June 2025, we began the piloted test flight phase of our Midnight program and are preparing for formal type inspection authorization testing as part of the implementation phase. We believe that we are now substantially complete with the third phase of our certification program and are largely focused on the fourth phase of the certification program, and we estimate that we have received approximately 15% of the compliance verification documents in that phase.

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Producing our aircraft:   Production certification is the FAA’s approval for us to be able to manufacture our Midnight aircraft as approved by the FAA per the Type Certified design. To obtain a Production Certificate from the FAA, we must demonstrate that our organization and our personnel, facilities, and quality system can produce our aircraft such that they conform to its approved type design. We are working to develop the systems and processes we will need to obtain a FAA Production Certificate with the goal of obtaining such certification shortly following receipt of Midnight’s Type Certification.

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Selling our aircraft:   Airworthiness certification from the FAA signifies that an aircraft meets its approved design and is in a condition for safe operation in the U.S. National Airspace System. Each of the aircraft manufactured by us will need to be issued an airworthiness certificate. We expect that the airworthiness certificates issued to each of our aircraft will be a Standard Airworthiness certificate in the Normal Category, as defined by the FAA.

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Operating our UAM service:   The FAA and the DOT have primary regulatory authority over air transportation operations in the United States. To operate our UAM service, among other requirements, we are required to hold a Part 135 Air Carrier and Operator Certificate and. In 2024, we obtained our Part 135 Air Carrier and Operator Certificate from the FAA, which allows us to begin operating aircraft commercially under Part 135 of the Federal Aviation Regulations to refine our systems and procedures in advance of launching Midnight into commercial service. In February 2024, we received our Part 145 Repair Station Certificate, which lays the foundation for us to operate repair stations that perform maintenance, repair and overhaul services on our aircraft, and we received our Part 141 Certificate which enables us to train and qualify pilots in our training academy. We expect that as we build out our UAM operations there will be additional federal, state and local laws, regulations and other requirements that will cover our operations. For example, take-off and landing locations (e.g., airports and heliports) typically require state and local approval for zoning and land use and their ongoing use is subject to regulations by local authorities in addition to the FAA requirements. Therefore, we have already begun, and will continue to grow, our engagement and collaboration with the cities in which we intend to operate our UAM service in an effort to ensure that it operates in a safe manner.
We have been working closely with the GCAA over the past year to determine the most appropriate regulatory pathway to support our planned early commercial operations there. The GCAA has transitioned our Midnight aircraft into a Restricted Type Certification program, advancing the regulatory path for the aircraft’s entry into service in the region. Our work with the GCAA is designed to operate in parallel with our certification efforts in the U.S. and other jurisdictions around the world. The Restricted Type Certification approach is meant to offer a streamlined approach toward early-stage commercial operations specific to Midnight in the UAE.
Our operations at the Hawthorne Airport are regulated by the FAA, DOT, U.S. Transportation Security Administration, U.S. Environmental Protection Agency, state and local environmental agencies, the California Department of Transportation (“Caltrans”), and the City of Hawthorne. The City of Hawthorne is the owner and FAA-recognized sponsor of Hawthorne Airport and operates the airport subject to federal, state, and local law and the city’s grant agreements with the FAA. The airport is subject to regular inspection by Caltrans, environmental agencies, and local fire marshals. In addition, property on the airport must comply with the applicable requirements of the Americans With Disabilities Act of 1990 (“ADA”) and related state statutes to the extent such property is a “public accommodation” as defined under the ADA.
We believe we are in material compliance with laws and regulations currently applicable to our business. We continue to monitor existing and pending laws and regulations and while the impact of regulatory changes cannot be predicted with certainty, we do not expect compliance to have a material adverse effect on our business. See “Risk Factors” beginning on page S-7 of this prospectus supplement and Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 for a more comprehensive description of risks related to government regulation affecting our business.
Corporate Information
We were founded in 2018 and went public in 2021.
Our principal executive offices are located at 190 West Tasman Drive, San Jose, California 95134, and our telephone number is (650) 272-3233. Our corporate website address is www.archer.com. Information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying base prospectus, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
“Archer” and our other registered and common law trade names, trademarks and service marks are property of Archer Aviation Inc. This prospectus supplement contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbol.

THE OFFERING
Issuer
Archer Aviation Inc.
Securities Offered by Us
Shares of Class A common stock having an aggregate offering price of up to $8,000,000.
Shares of Class A Common Stock Outstanding After this Offering
Up to 745,229,625 shares, assuming the sale of $8,000,000 of shares of our Class A common stock at an assumed offering price of $6.76 per share, which was the last reported sale price of our Class A common stock on the NYSE on March 4, 2026. The actual number of shares of Class A common stock issued will vary based on the calculations set forth on the cover page of this prospectus supplement.
Placement Agent
We will not incur any placement agent or underwriting fees in connection with the offering.
Use of Proceeds
We will not receive any proceeds from the issuance of the shares of Class A common stock in this offering since such shares will be issued in satisfaction of payment to the Holder. See “Use of Proceeds” on page S-11 of this prospectus supplement.
Market for our Shares of Class A Common Stock
Our Class A common stock is listed on the NYSE under the symbol “ACHR”.
Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus supplement.
NYSE Symbol
“ACHR”
All information in this prospectus related to the number of shares of our Class A common stock to be outstanding immediately after this offering is based on 744,046,194 shares of our Class A common stock outstanding as of December 31, 2025, and unless otherwise indicated, excludes:
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25,394,997 shares of Class A common stock issuable upon the exercise of public and private warrants outstanding as of December 31, 2025, with a weighted-average exercise price of $11.50;

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19,340,138 shares of Class A common stock issuable upon the exercise of private warrants outstanding as of December 31, 2025, with a weighted-average exercise price of $0.01;

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34,166,124 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units and performance-based restricted stock units outstanding under our Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”) as of December 31, 2025;

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6,752,625 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units and performance-based restricted stock units issued under our 2021 Plan after December 31, 2025;

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1,613,990 shares of Class A common stock issuable upon the exercise of stock options outstanding under our 2019 Equity Incentive Plan (the “2019 Plan”) as of December 31, 2025, which have a weighted-average exercise price of $0.01 per share;

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10,004,612 shares of Class A common stock issuable upon the vesting and settlement of performance stock units outstanding under our 2019 Plan as of December 31, 2025;

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43,890,522 shares of Class A common stock reserved for future issuance as of December 31, 2025, under our stock-based compensation plans, consisting of (i) 11,618,602 shares of Class A common stock reserved for under our 2019 Plan; (ii) 24,293,591 shares of Class A common stock reserved for future issuance under our 2021 Plan, and (iii) 7,978,329 shares of Class A common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (the “2021 ESPP”);
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751,879 shares of Class A common stock reserved for issuance pursuant to a subscription agreement, dated December 11, 2024, by and between us and Stellantis N.V. (“Stellantis”); and

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shares of Class A common stock or securities convertible into our Class A common stock that may be issuable pursuant to our planned manufacturing relationship with Stellantis.

In addition, unless otherwise stated, all information contained in this prospectus assumes no exercise of additional convertible securities after December 31, 2025.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks and uncertainties described below and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement or the related base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, political, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to this Offering and our Class A Common Stock
If you purchase our Class A common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.
If you invest in our Class A common stock, your ownership interest will be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share of our Class A common stock immediately after this offering. Our net tangible book value of our Class A common stock as of December 31, 2025 was approximately $2.1 billion, or $2.85 per share. Net tangible book value per share of our Class A common stock is total tangible assets less our total liabilities divided by the number of shares of our Class A common stock outstanding as of December 31, 2025. On March 4, 2026, the last reported sale price of our Class A common stock was $6.76 per share. Because the sales of the shares offered hereby are calculated based on the VWAP for a share of our Class A common stock during the five (5) consecutive trading day period ending on (and including) the last trading date prior to the payment date, the prices at which we sell these shares will vary and these variations may be significant. The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering, in which case investors will incur immediate and substantial dilution. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. To the extent any outstanding stock options or warrants are exercised or restricted stock units are settled, there will be further dilution to new investors. For a further description of the dilution that you may experience immediately after this offering, see the section titled “Dilution.”
The actual number of shares we will issue under the contractual agreement with the Holder, at any one time or in total, is uncertain.
The number of shares of our Class A common stock to be issued to the Holder will fluctuate based on the market price of our Class A common stock during the five (5) consecutive trading day period ending on (and including) the last trading date prior to the payment date. Because the price per share of each share of our Class A common stock sold will fluctuate based on the market price of our Class A common stock during such period, it is not possible at this stage to predict the number of shares of our Class A common stock that will be ultimately issued pursuant to the contractual agreement with the Holder.
We may continue to seek external sources of financing to fund operations in the future.
We have a history of net losses and we believe that we will continue to incur operating and net losses each quarter until at least the time we begin generating significant revenues from our planned lines of business. Even if we are able to successfully launch our commercial and defense lines of business, there can be no assurance that such lines of business will be financially viable. Accordingly, we may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, or through obtaining credit from financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such financings could require significant interest payments, contain covenants that restrict our business, or otherwise include unfavorable terms. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience additional dilution.
Because there are no current plans to pay cash dividends on our Class A common stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our Class A common stock for a price greater than that which you paid for it.
We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Class A common stock unless you sell your shares of our Class A common stock for a price greater than that which you paid for it.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “will” and “would,” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Some factors that could cause actual results to differ include:
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we are an early-stage company with a history of losses and expectation of significant losses for the foreseeable future;

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our ability to design, manufacture and deliver our aircraft to customers;

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risks associated with indicative orders from certain third parties for our aircraft, which are subject to the satisfaction of certain conditions and/or further negotiation and reaching mutual agreement on certain material terms, and the risk that such parties cancel such orders or never place them;

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risks associated with being in the early stages of developing our defense program, and our inability to ensure that we will achieve some or any of the expected benefits of the program or that we will be successful in winning a bid to develop aircraft for the United States Department of Defense or any other military agency;

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risks associated with our collaboration with Anduril and our ability to develop a VTOL aircraft for the military in collaboration with Anduril;

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risks associated with the expansion of our planned lines of business and development of new business opportunities, expected timing for completion, benefits and impacts of including planned operations at Hawthorne Airport;

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risks associated with the current and future international expansion of our business and operations;

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our ability to realize the benefits of acquisitions or other strategic investments;

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our ability to realize operating and financial results forecasts which rely in large part upon assumptions and analyses that we have developed;

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our ability to effectively market electric air transportation, following receipt of governmental operating authority;

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our ability to compete effectively with existing and new competitors in existing and new markets;

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risks related to the operation of our UAM networks in densely populated metropolitan areas and heavily regulated airports;

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our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities;

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our ability to achieve our business milestones, such as commercial-scale manufacturing ramp up and launching products and services in a timely manner, or at all;

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our dependence on suppliers for the parts and components in our aircraft, which are subject to uncertainties that could affect our operating results, including potential tariffs or other trade restrictions;

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regulatory requirements and other obstacles outside of our control that impact our business operations;

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our ability to attract, integrate, manage, train and retain qualified personnel and key employees;

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natural disasters, public health outbreaks, economic, social, weather, growth constraints and regulatory conditions or other circumstances affecting metropolitan areas;

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the potential for losses and adverse publicity stemming from aircraft accidents, especially those involving electric aircraft or lithium-ion batteries, or our aircraft test flights;

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risks associated with indexed price escalation clauses in customer contracts, which could subject us to losses if we have cost overruns or if increases in costs exceed the applicable escalation rate;

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our ability to address a wide variety of extensive and evolving laws and regulations;

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our ability to protect our intellectual property rights from unauthorized use by third parties;

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our ability to obtain additional capital;

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cybersecurity risks; and

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other factors detailed under the section “Risk Factors.”

The foregoing list of risks is not exhaustive. Other sections of this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus supplement for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.
You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We will not receive any proceeds from the issuance of shares of our Class A common stock in this offering since they will be issued in satisfaction of payment to the Holder for services with an aggregate value of up to $8,000,000.

DILUTION
If you invest in our Class A common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our Class A common stock after giving effect to this offering.
Our net tangible book value as of December 31, 2025 was $2.1 billion, or $2.85 per share. Net tangible book value per share is determined by our total tangible assets, less total liabilities, divided by the number shares of our Class A common stock outstanding.
After giving effect to the assumed sale by us of our shares of Class A common stock having an aggregate offering price of $8,000,000 at an assumed offering price of $6.76 per share of Class A common stock, which was the last reported sale price of our Class A common stock on the NYSE on March 4, 2026, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as December 31, 2025 would have been approximately $2.1 billion, or $2.85 per share. This represents no decrease in net tangible book value to existing stockholders and immediate dilution of $3.91 per share to investors purchasing our Class A common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:
Assumed offering price per share		$6.76
Net tangible book value per share as of December 31, 2025	$2.85
Decrease in net tangible book value per share attributable to this offering	$—
As adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering		$2.85
Dilution per share to investors purchasing our Class A common stock in this offering		$3.91
The number of shares of our Class A common stock outstanding is based on an aggregate of 744,046,194 shares of our Class A common stock outstanding as of December 31, 2025, and excludes:
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25,394,997 shares of Class A common stock issuable upon the exercise of public and private warrants outstanding as of December 31, 2025, with a weighted-average exercise price of $11.50;

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19,340,138 shares of Class A common stock issuable upon the exercise of private warrants outstanding as of December 31, 2025, with a weighted-average exercise price of $0.01;

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34,166,124 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units and performance-based restricted stock units outstanding under our 2021 Plan as of December 31, 2025;

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6,752,625 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units and performance-based restricted stock units issued under our 2021 Plan after December 31, 2025;

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1,613,990 shares of Class A common stock issuable upon the exercise of stock options outstanding under the 2019 Plan as of December 31, 2025, which have a weighted-average exercise price of $0.01 per share;

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10,004,612 shares of Class A common stock issuable upon the vesting and settlement of performance stock units outstanding under our 2019 Plan as of December 31, 2025;

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43,890,522 shares of Class A common stock reserved for future issuance as of December 31, 2025, under our stock-based compensation plans, consisting of (i) 11,618,602 shares of Class A common stock reserved for under our 2019 Plan; (ii) 24,293,591 shares of Class A common stock reserved for future issuance under our 2021 Plan, and (iii) 7,978,329 shares of Class A common stock reserved for future issuance under our 2021 ESPP;

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751,879 shares of Class A common stock reserved for issuance pursuant to a subscription agreement, dated December 11, 2024, by and between us and Stellantis; and

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shares of Class A common stock or securities convertible into our Class A common stock that may be issuable pursuant to our planned manufacturing relationship with Stellantis.

To the extent that outstanding convertible securities are exercised, restricted stock units or performance stock units are settled, new options, performance stock units, restricted stock units or restricted stock awards are issued under the 2019 Plan, 2021 Plan or 2021 ESPP and subsequently exercised or settled or we issue additional shares of Class A common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock or substantially similar securities in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
The Class A common stock sold pursuant to this offering will be sold directly by us. Recipients of Class A common stock in this offering (including brokers or dealers) may, in connection with any resales of those shares, be deemed to be underwriters. The shares may be resold in market transactions (including coverage of short positions) on any national security exchange on which shares of our common stock trade or in privately negotiated transactions. We estimate our total expenses associated with this offering will be approximately $35,000. We will not incur any placement agent or underwriting fees in connection with this offering.
The transfer agent for our Class A common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor, New York, NY 10004.

LEGAL MATTERS
Fenwick & West LLP will issue an opinion about certain legal matters with respect to the securities offered hereby.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INTERESTS OF NAMED EXPERTS AND COUNSEL
As of the date of this prospectus, Fenwick & West LLP and certain individuals associated with Fenwick & West LLP beneficially owned approximately 347,457 shares of our Class A common stock.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Where You Can Find More Information
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the shares of Class A common stock offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.
We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such each such report is electronically filed with, or furnished to, the SEC.
Information about us is also available on our website at www.archer.com. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus supplement information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus supplement. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by reference, into this prospectus supplement, and will be considered to be part of this prospectus supplement from the date those documents are filed. The information incorporated by reference is an important part of this prospectus supplement.
We incorporate by reference in this prospectus supplement the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus supplement forms a part until the termination or completion of the offering of the securities described in this prospectus supplement:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 2, 2026;

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our Current Reports on Form 8-K, filed with the SEC on January 22, 2026 and January 26, 2026; and

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the description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-39668), filed with the SEC under Section 12(b) of the Exchange Act on October 27, 2020, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates). Written or oral requests for copies should be directed to Archer Aviation Inc., 190 West Tasman Drive, San Jose, CA 95134, telephone (650) 272-3233. See the section of this prospectus supplement entitled “— Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.
Any statement contained in this prospectus supplement, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

PROSPECTUS
Archer Aviation Inc.
Class A Common Stock, Preferred Stock,
Debt Securities, Warrants, Subscription Rights, Units and Common Stock Offered by the Selling Stockholders
From time to time, we may offer shares of our Class A common stock, $0.0001 par value per share (the “Class A common stock”), preferred stock, debt securities, warrants to purchase our Class A common stock, preferred stock or debt securities, subscription rights to purchase our Class A common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, and the selling stockholders may offer and sell shares of our Class A common stock, in each case in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. In addition, in connection with certain offers and sales of securities by the selling stockholders, we and the selling stockholders will provide, if applicable, a prospectus supplement to this prospectus containing specific information about the offering by the selling stockholders and the amounts, prices and terms of the securities being offered. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.
You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.
Our Class A common stock and public warrants are traded on the New York Stock Exchange (the “NYSE”) under the symbols “ACHR” and “ACHR WS,” respectively. On February 7, 2025, the last reported sales price for our Class A common stock was $9.02 per share and the last reported sales price of our public warrants was $2.81 per warrant. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the NYSE or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.
An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 7 of this prospectus before investing in our securities.
Class A common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. In addition, the selling stockholders may offer and sell shares of our common stock from time to time, together or separately. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 11, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, and the selling stockholders to be named in a supplement to this prospectus may, from time to time, sell shares of our Class A common stock from time to time in one or more offerings as described in this prospectus. Each time that we or the selling stockholders offer our securities under this prospectus, we will provide a prospectus supplement to the extent required, or if appropriate, a post-effective amendment to the registration statement of which this prospectus is part that will contain more specific information about the terms of the offering. We have provided to you in this prospectus a general description of the securities we may offer. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” before buying any of our securities in this offering.
You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholders, nor any agent, underwriter or dealer, have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We, the selling stockholders and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT TO THE EXTENT SUCH PROSPECTUS SUPPLEMENT IS REQUIRED.
On September 16, 2021, Archer, Atlas and Merger Sub consummated the closing of the transactions contemplated by the Business Combination Agreement (each such term as defined below), following the approval at the special meeting of stockholders held on September 14, 2021. Pursuant to the terms of the Business Combination Agreement, a business combination of Archer and Atlas was effected by the merger of Merger Sub with and into Archer, with Archer surviving the Merger (as defined below) as a wholly-owned subsidiary of Atlas. Following the consummation of the Merger on the Closing Date (as defined below), Atlas changed its name from Atlas Crest Investment Corp. to Archer Aviation Inc.
Unless the context indicates otherwise, references in this prospectus to the “company,” “Archer,” “we,” “us,” “our” and similar terms refer to Archer Aviation Inc. (f/k/a Atlas Crest Investment Corp.) and its consolidated subsidiaries (including Legacy Archer). References to “Atlas” refer to our predecessor company prior to the Closing (as defined below). References to “Legacy Archer” refer to Archer Aviation Inc. prior to the Closing.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation of Information by Reference.”
This document contains or incorporates by reference documents containing references to trademarks, service marks and trade names owned by us or belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this document may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks, service marks and trade names. Archer does not intend its use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of it by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.
SELECTED DEFINITIONS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
“2021 Registration Rights Agreement” means that certain amended and restated Registration Rights Agreement, dated September 16, 2021, by and among Archer and certain securityholders who are parties thereto.
“2023 Registration Rights Agreement” means that certain Registration Rights Agreement, dated August 10, 2023, by and among Archer and certain securityholders who are parties thereto.
“2023 Stellantis Registration Rights Agreement” means that certain Registration Rights Agreement, dated January 3, 2023, by and between Archer and Stellantis.
“Archer,” the “Company,” “Registrant,” “we,” “us,” “our,” and similar terms include Archer Aviation Inc. and its subsidiaries, unless the context indicates otherwise.
“Atlas” means Atlas Crest Investment Corp. (which was renamed Archer Aviation Inc. in connection with the Business Combination).
“Atlas IPO” means Atlas’s initial public offering of units, consummated on October 30, 2020.
“August 2024 Registration Rights Agreement” means that certain Registration Rights Agreement, dated August 8, 2024, by and among Archer and certain securityholders who are parties thereto.
“August 2024 Stellantis Registration Rights Agreement” means that certain Registration Rights Agreement, dated August 8, 2024, by and among Archer and Stellantis.
“Board” means the board of directors of Archer.
“Business Combination” means the transactions contemplated by the Business Combination Agreement, including among other things, the Merger.
“Business Combination Agreement” means that certain business combination agreement, dated as of February 10, 2021, by and among Atlas, the Merger Sub and Archer, as amended and restated on July 29, 2021, and as it may be further amended, supplemented or otherwise modified from time to time.
“Bylaws” means the Amended and Restated Bylaws of Archer, as amended and/or restated from time to time.
“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Archer, as amended and/or restated from time to time.

“Class A common stock” means the shares of Class A common stock of Archer, par value $0.0001 per share.
“Class B common stock” means the shares of Class B common stock of Archer, par value $0.0001 per share.
“Closing” means the closing of the Business Combination.
“Closing Date” means September 16, 2021, the date on which the Closing occurred.
“Common Stock” and “common stock” mean the Class A common stock and Class B common stock, or any one of such classes of common stock.
“December 2024 Registration Rights Agreement” means that certain Registration Rights Agreement, dated December 11, 2024, by and among Archer and certain securityholders who are parties thereto.
“December 2024 Stellantis Registration Rights Agreement” means that certain Registration Rights Agreement, dated December 11, 2024, by and among Archer and Stellantis.
“DGCL” means the Delaware General Corporation Law.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Legacy Archer” means Archer Aviation Operating Corp., a Delaware corporation (prior to the Merger, known as Archer Aviation Inc.), and, unless the context requires otherwise, its consolidated subsidiaries.
“Merger” means the merger of Merger Sub with and into Legacy Archer with Legacy Archer being the surviving company in the merger.
“Merger Sub” means Artemis Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of Atlas.
“NYSE” means the New York Stock Exchange.
“Registration Rights Agreements” means, together, the 2021 Registration Rights Agreement, the 2023 Registration Rights Agreement, the August 2024 Registration Rights Agreement, the December 2024 Registration Rights Agreement, the August 2024 Stellantis Registration Rights Agreement and the December 2024 Stellantis Registration Rights Agreement.
“SEC” means the Securities and Exchange Commission or any successor organization.
“Securities Act” means the Securities Act of 1933, as amended.
“Sponsor” means Atlas Crest Investment LLC.
“Stellantis” means Stellantis N.V.

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus. This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Cautionary Note Regarding Forward-Looking Statements.”
Our Company
We are designing and developing electric vertical takeoff and landing (“eVTOL”) aircraft for use in urban air mobility (“UAM”) networks. Our mission is to unlock the skies, freeing everyone to reimagine how they move and spend time. Our eVTOL aircraft are designed to be safe, sustainable, and quiet. Our production aircraft, Midnight, which we unveiled in November of 2022, is designed around our proprietary 12-tilt-6 aircraft configuration. This means that it has 12 propellers attached to 6 booms on a fixed wing with all 12 propellers providing vertical lift during take-off and landing, and the forward 6 propellers tilting forward to cruise position to provide propulsion during forward flight with the wing providing aerodynamic lift like a conventional airplane.
Midnight is designed to carry 4 passengers plus a pilot optimized for back-to-back short distance trips of around 20-miles, with minimal charging time between trips. We are working to certify Midnight with the Federal Aviation Administration (“FAA”) so that we can then enter into commercial service as soon as possible. In August 2023, we received the Special Airworthiness Certificate from the FAA for our first Midnight aircraft and began its flight testing program in October 2023.
Midnight is the evolution of our demonstrator eVTOL aircraft, Maker, which through its flight test program has helped validate our proprietary 12-tilt-6 aircraft configuration and certain key enabling technologies. The design of Midnight marries what we believe to be cutting-edge electric propulsion technology with state-of-the-art aircraft systems to deliver the key attributes of our eVTOL aircraft:
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Safety.   High redundancy and simplified propulsion systems make for a significantly safer aircraft compared to a helicopter. Midnight has no single critical point of failure, meaning that should any single component fail, the aircraft can still safely complete its flight.

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Low noise.   With its intended cruising altitude at approximately 2,000 feet, the design of Midnight is such that the noise that reaches the ground is expected to measure around 45 A-weighted decibels, approximately 100 times quieter than that of a helicopter. During forward flight, the aircraft’s tilt propellers spin on axes that are aligned with the oncoming air flow, rather than edge-wise to the flow, as is the case with traditional helicopters - further decreasing noise levels. Since Archer’s aircraft is spinning 12 small propellers rather than one large rotor, it can also spin them at significantly lower tip speeds, resulting in much lower noise levels.

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Sustainable.   Midnight is all electric, resulting in zero operating emissions. Archer is committed to sourcing renewable energy wherever possible to power its aircraft. Archer’s design and engineering teams are working to integrate materials into this aircraft that have their own unique sustainability stories.

We continue to work to optimize our eVTOL aircraft design for both manufacturing and certification. The development of an eVTOL aircraft that meets our business requirements demands significant design and development efforts on all facets of the aircraft. We believe that by bringing together a mix of talent with eVTOL, traditional commercial aerospace, as well as electric propulsion backgrounds, we have built a team that enables us to move through the design, development, and certification of our eVTOL aircraft with the FAA in an efficient manner, thus allowing us to achieve our end goal of bringing to market our eVTOL aircraft as efficiently as possible.

Recent Developments
Preliminary Consolidated Financial Results for the Three Months Ended December 31, 2024
On February 11, 2025, we released certain of our preliminary estimated financial results for the fourth quarter of 2024, including reporting that our total operating expenses are expected to be between $120 million and $140 million.
The preliminary financial data included in this prospectus has been prepared by, and is the responsibility of, our management. We have not yet completed our financial close process for the year ended December 31, 2024. The preliminary financial data included in this prospectus are estimates that have not been audited and are subject to the completion of our financial closing procedures and any adjustments. The preliminary results may differ materially from the actual results that will be reflected in our financial statements when they are completed and publicly disclosed.
PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.
Corporate Information
We were originally known as Atlas Crest Investment Corp. On September 16, 2021, Legacy Archer, Atlas and Merger Sub consummated the transactions contemplated under the Business Combination Agreement, following the approval at the special meeting of the stockholders of Legacy Archer held September 14, 2021. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Archer and Atlas was effected by the merger of Merger Sub with and into Legacy Archer, with Legacy Archer surviving the Merger as a wholly-owned subsidiary of Atlas. In connection with the consummation of the Merger on the Closing Date, the surviving company changed its name to Archer Aviation Operating Corp. and Atlas changed its name from Atlas Crest Investment Corp. to Archer Aviation Inc.
Our principal executive offices are located at 190 West Tasman Drive, San Jose, California 95134, and our telephone number is (650) 272-3233. Our corporate website address is www.archer.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
The Securities That May Be Offered
With this prospectus, we may offer Class A common stock, preferred stock, debt securities, warrants to purchase our Class A common stock, preferred stock or debt securities, subscription rights to purchase our Class A common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination, and the selling stockholders may offer and sell shares of our Class A common stock. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part. Each time we or the selling stockholders offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we or the selling stockholders may offer with this prospectus.
Class A Common Stock
We or the selling stockholders may offer shares of our Class A common stock. For a description of the rights of our Class A common stock, please see “Description of Capital Stock” beginning on page 16 of this prospectus.
Preferred Stock
We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our Board or a committee designated by the Board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into Class A common stock. The description of the terms of the preferred stock in the related prospectus supplement will not be complete. You should refer to the applicable form of preferred stock certificate and certificate of designations of preferred stock for complete information with respect to the applicable series of preferred stock.
Debt Securities
We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our Class A common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our Board will determine the terms of each series of debt securities being offered.
We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We will summarize in the applicable prospectus supplement certain specific terms of the debt securities, any modifications of or additions to the general terms of the debt securities described herein and any applicable material federal income tax considerations. Accordingly, please read both this prospectus and the applicable prospectus supplement for a summary of the terms of the debt securities of any particular series. Any such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the actual provisions of the indenture and the debt securities.
Warrants
We may offer warrants for the purchase of our Class A common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities. Our Board, or a committee thereof, will determine the terms of the warrants. The terms of the warrants will be set forth in a prospectus supplement. The description of the terms of the warrants in the related prospectus supplement will not be complete. You should refer to the applicable form of warrant and warrant agreement for complete information with respect to the warrants.
Subscription Rights
We may offer subscription rights for the purchase of Class A common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our Board will determine the terms of the subscription rights. The terms of the subscription rights will be set forth in a prospectus supplement. The description of the terms of the subscription rights in the related prospectus supplement will not be complete. You should refer to the applicable form of subscription rights certificate and subscription rights agreement for complete information with respect to the subscription rights.
Units
We may offer units consisting of some or all of the securities described above, in any combination, including Class A common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions detailed under the section titled “Risk Factors” in our Annual Report on Form 10-K for our most recently completed fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file (not furnish) with the SEC under the Exchange Act. See “Where You Can Find More Information” and “Incorporation of Information by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “will” and “would,” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Some factors that could cause actual results to differ include:
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we are an early-stage company with a history of losses and expectation of significant losses for the foreseeable future;

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our ability to design, manufacture and deliver our aircraft to customers;

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risks associated with indicative orders from certain third parties for our aircraft, which are subject to the satisfaction of certain conditions and/or further negotiation and reaching mutual agreement on certain material terms, and the risk that such parties cancel such orders or never place them;

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risks associated with being in the early stages of developing our defense program, and our inability to ensure that we will achieve some or any of the expected benefits of the program or that we will be successful in winning a bid to develop aircraft for the United States Department of Defense or any other military agency;

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risks associated with the expansion of our planned lines of business;

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risks associated with the current and future international expansion of our business and operations;

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our ability to realize the expected benefits of an autonomous aircraft development program, as well as the cost, timing and results of our development activities relating to autonomous aircraft;

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our ability to realize operating and financial results forecasts which rely in large part upon assumptions and analyses that we have developed;

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our ability to effectively market electric air transportation as a substitute for conventional methods of transportation, following receipt of governmental operating authority;

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our ability to compete effectively in the UAM and eVTOL industries;

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risks related to the operation of our UAM ecosystem in densely populated metropolitan areas and heavily regulated airports;

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our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities;

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our ability to achieve our business milestones, such as commencing the manufacturing of our aircraft and launching products and services, on anticipated timelines;

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our dependence on suppliers for the parts and components in our aircraft, which are subject to uncertainties that could affect our operating results, including potential tariffs or other trade restrictions;

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our ability to ramp up to commercial-scale manufacturing capabilities;

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regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure;

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our ability to attract, integrate, manage, train and retain qualified personnel and key employees;

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natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances affecting metropolitan areas;

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the potential for losses and adverse publicity stemming from any accidents involving small aircraft, helicopters or charter flights, and in particular from accidents involving electric aircraft or lithium-ion battery cells, or test flights of our prototype eVTOL aircraft;

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risks associated with indexed price escalation clauses in customer contracts, which could subject us to losses if we have cost overruns or if increases in costs exceed the applicable escalation rate;

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our ability to address a wide variety of extensive and evolving laws and regulations, including data privacy and security laws;

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our ability to protect our intellectual property rights from unauthorized use by third parties;

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our ability to obtain additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances;

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cybersecurity risks to our various systems and software; and

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other factors detailed under the section “Risk Factors.”

The foregoing list of risks is not exhaustive. Other sections of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.
You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.
We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after each such report is electronically filed with, or furnished to, the SEC.
Information about us is also available on our website at www.archer.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, into this prospectus, and will be considered to be part of this prospectus from the date those documents are filed. The information incorporated by reference is an important part of this prospectus.
We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024 (but only with respect to information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023);

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 9, 2024, August 9, 2024 and November 8, 2024, respectively;

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our Current Reports on Form 8-K, filed with the SEC on March 29, 2024, June 27, 2024 (as amended July 5, 2024), July 3, 2024, August 8, 2024, September 9, 2024, September 17, 2024, November 4, 2024, December 12, 2024, December 27, 2024 and January 3, 2025; and

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the description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-39668), filed with the SEC under Section 12(b) of the Exchange Act on October 27, 2020, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.
We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Archer Aviation Inc., 190 West Tasman Drive, San Jose, CA 95134, telephone (650) 272-3233. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.
Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities under this prospectus for general corporate purposes. General corporate purposes may include research and development costs, potential strategic acquisitions, services or technologies, working capital, capital expenditures and other general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government. Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds. We will not receive any of the proceeds from the sale of our Class A common stock being offered by any selling stockholders.

SELLING STOCKHOLDERS
Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or any of the selling stockholders may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We or the selling stockholders may distribute the securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities in connection with the distribution.
The securities we offer under this prospectus may or may not be listed through the NYSE or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:
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the terms of the offer;

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the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

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the purchase price of the securities from us or any selling stockholder;

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the net proceeds to us or the selling stockholders from the sale of the securities;

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any delayed delivery arrangements;

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any options under which underwriters, if any, may purchase additional securities from us;

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any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

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in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

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any public offering price; and

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other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

DESCRIPTION OF CAPITAL STOCK
The following summary of certain provisions of our securities does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws and the provisions of applicable law. Copies of the Certificate of Incorporation and the Bylaws are attached to the registration statement of which this prospectus forms a part as Exhibits 3.1 and 3.2, respectively. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”
Authorized and Outstanding Stock
Our Certificate of Incorporation authorizes us to issue up to 1,400,000,000 shares of our Class A common stock and 10,000,000 shares of our preferred stock, par value $0.0001 per share. As of February 6, 2025, 506,951,713 shares of Class A common stock and no shares of preferred stock were outstanding. Effective December 31, 2024 (the “Final Conversion Date”), pursuant to the terms of our Certificate of Incorporation providing for the automatic conversion of our Class B common stock on the last trading day of the year during which the number of outstanding shares of Class B common stock represents less than 10.0% of the total number of outstanding shares of our Class A common stock and Class B common stock, each outstanding share of our Class B common stock was automatically converted into one share of our Class A common stock (the “Conversion”). Following the Final Conversion Date, the Company may no longer issue any additional shares of Class B common stock.
In addition, as of February 7, 2025, there were outstanding stock options and performance stock units settleable for a total of 11,950,543 shares of Class A common stock under our Amended and Restated 2019 Stock Plan; outstanding restricted stock units settleable for a total of 17,208,019 shares of Class A common stock under our Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”); outstanding performance-based restricted stock units settleable for a total of 1,618,378 shares of Class A common stock under the 2021 Plan; and warrants to purchase 46,149,577 shares of Class A common stock. All outstanding securities and equity awards convertible into or exercisable or settleable for shares of Class B common stock will be convertible into or exercisable or settleable for shares of Class A common stock in connection with the Conversion.
Common Stock
Voting Power
Holders of our Class A common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, and prior to the Conversion, holders of Class B common stock were entitled to ten votes per share on all matters to be voted upon by the stockholders. As a result of the Conversion, all former holders of Class B common stock received an equal number of shares of Class A common stock. In addition, the provisions of the Certificate of Incorporation and DGCL that entitled the holders of shares of Class A common stock and Class B common stock, in certain circumstances, to separate class voting rights, are no longer applicable as a result of the Conversion.
Dividends
Holders of Class A common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor. We do not anticipate paying any cash dividends in the foreseeable future.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Conversion
Our Class B common stock was subject to “sunset” provisions of our Certificate of Incorporation, pursuant to which all shares of our Class B common stock would automatically convert into an equal number of shares of Class A common stock upon the earliest to occur of (i) September 16, 2031, (ii) the date specified in writing by the holders of two-thirds of the then outstanding Class B common stock, voting as a separate class, and (iii) when the number of then outstanding shares of Class B common stock represents less than 10% of the aggregate number of Class A common stock and Class B common stock then outstanding. During the year ended December 31, 2024, shares of our Class B common stock represented less than 10% of all outstanding shares of our common stock, and as such, pursuant to the terms of our Certificate of Incorporation, each outstanding share of Class B common stock automatically converted into an equal number of shares of Class A common stock on December 31, 2024. Following the Final Conversion Date, the Company may no longer issue any additional shares of Class B common stock.
Preemptive or Other Rights
Stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to Class A common stock and Class B common stock.
Election of Directors
Our Board will remain divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term. There will be no cumulative voting with respect to the election of directors.
Foreign Ownership Limitation
In accordance with applicable U.S. law and related requirements of the U.S. Department of Transportation, our Certificate of Incorporation limits the voting power, ownership and control that may be held or exercised by persons who do not meet the definition of “a citizen of the United States,” as such term is defined in 49 U.S.C. § 40102(a)(15) of Subtitle VII of Title 49 of the United States Code, as amended or interpreted by the Department of Transportation. Such persons (including their predecessors or successors, from time to time) (“Non-U.S. Citizens”) shall at no time own or control more than 25% of the voting interest of the company (the “Foreign Ownership Limitation”). In the event a Non-U.S. Citizen owns or controls or has voting control over shares of our capital stock in excess of the Foreign Ownership Limitation, the voting rights of such Non-U.S. Citizen will be subject to automatic suspension (in reverse chronological order based upon the date of registration in our foreign stock record) to the extent required to ensure we are in compliance with applicable law and regulations relating to the ownership or control of a U.S. air carrier.
Preferred Stock
Under our Certificate of Incorporation, shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. We have no present plans to issue any shares of preferred stock.
Warrants
SVB Warrants
On July 9, 2021, we entered into a Loan and Security Agreement (the “Loan and Security Agreement”), as borrower, with Silicon Valley Bank (“SVB”) and SVB Innovation Credit Fund VIII, L.P. (“SVB Innovation”) as the lenders, and SVB as the collateral agent. In connection with the Loan and Security

Agreement, we issued SVB a warrant to purchase 211,642 shares of Legacy Archer common stock, par value $0.0001 per share (the “Legacy Archer Common Stock”) (such warrant, “SVB Warrant I”). At the effective time of the Merger (the “Effective Time”), SVB Warrant I was automatically exchanged for a warrant to purchase 366,140 shares of Class A common stock at an exercise price of $11.50 per share.
In connection with the Loan and Security Agreement, the Company and SVB Innovation entered into a warrant to purchase 211,641 shares of Legacy Archer Common Stock (“SVB Warrant II”) per the warrant agreement with SVB Innovation. At the Effective Time, SVB Warrant II was automatically exchanged for a warrant to purchase 366,140 shares of Class A common stock at an exercise price of $11.50 per share, which can be exercised at any time commencing October 16, 2021 and expiring at 5:00 p.m., New York City time, on September 16, 2026, or earlier upon redemption or liquidation.
Mesa Warrant
On January 29, 2021, we entered into a Purchase Agreement, as amended on August 9, 2022, (the “Purchase Agreement”) and Collaboration Agreement (the “Collaboration Agreement”) with United Airlines, Inc. (“United”). On February 26, 2021, we entered into an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) with Mesa Airlines, Inc. (“Mesa”). In connection with the Collaboration Agreement and the Assignment and Assumption Agreement, Legacy Archer issued Mesa a warrant to purchase 1,171,649 shares of Legacy Archer Common Stock at an exercise price of $0.01 (the “Mesa Warrant”). The Mesa Warrant was adjusted by the application of the Exchange Ratio (as defined in the Business Combination Agreement) at the Effective Time, whereby the number of shares underlying the Mesa Warrant was adjusted to 1,179,381. The Mesa Warrant may be exercised at any time until the earlier of (i) a Liquidation Event (as defined in the Mesa Warrant) and (ii) January 29, 2033.
United Warrant
In connection with the Purchase Agreement and Collaboration Agreement, Legacy Archer issued to United a warrant to purchase up to 14,645,614 shares of Legacy Archer Common Stock at an exercise price of $0.01 (the “United Warrant”), of which 1,171,649 shares subject to such warrant were assigned to Mesa pursuant to an Assignment and Assumption Agreement between Legacy Archer, United and Mesa. The United Warrant was assigned by United to United Airlines Ventures, Ltd. and shall vest and become exercisable upon the achievement of certain milestones. The United Warrant was adjusted by the application of the Exchange Ratio at the Effective Time, whereby the number of shares underlying the United Warrant was adjusted to 14,741,764. Shares that have vested and become exercisable upon the achievement of certain milestones under the United Warrant may be exercised at any time until the earlier of (i) a Liquidation Event (as defined in the United Warrant) and (ii) January 29, 2033.
FCA Warrant
In November 2020, we entered into certain agreements (the “FCA Agreements”) with FCA US LLC. In connection with the FCA Agreements, Legacy Archer issued FCA US LLC a warrant to purchase up to 1,671,202 shares of Legacy Archer Common Stock at an exercise price of $0.01 per share (the “Initial FCA Warrant”). The Initial FCA Warrant shall vest and become exercisable upon the achievement of certain milestones. The Initial FCA Warrant was adjusted by the application of the Exchange Ratio at the Effective Time, which resulted in a one-to-one conversion. Shares that have vested and become exercisable upon the achievement of certain milestones under the FCA Agreements may be exercised at any time until the earlier of (i) a Liquidation Event (as defined in the FCA Agreements) and (ii) November 6, 2025.
In July 2021, we entered into a Consulting Agreement (the “Consulting Agreement”) with FCA Italy S.p.A. In connection with the Consulting Agreement, Legacy Archer issued FCA Italy S.p.A. a warrant to purchase up to 1,070,000 shares of Class B common stock at an exercise price of $0.01 per share (the “Second FCA Warrant”). The Second FCA Warrant shall vest and become exercisable upon the achievement of certain milestones. The Second FCA Warrant was adjusted by the application of the Exchange Ratio at the Effective Time.

Stellantis Forward Purchase Agreement and Warrant
On January 3, 2023, the Company entered into a Manufacturing Collaboration Agreement (the “Stellantis Collaboration Agreement”) with Stellantis. In connection with the Stellantis Collaboration Agreement, the Company entered into a Forward Purchase Agreement (the “Forward Purchase Agreement”) with Stellantis, pursuant to which the Company may elect, in the Company’s sole discretion, to issue and sell Stellantis up to $150,000,000 of shares of Class A common stock upon the achievement of certain milestones (the “Forward Purchase Shares”).
From January 3, 2023 on, Stellantis will maintain the right to nominate one individual for election to our Board as a Class II director at the Company’s annual meeting of stockholders in 2023 through the date of the Company’s annual meeting of stockholders to occur in 2026 (which initial designee shall be Barbara J. Pilarski who currently serves as a Class II director on our Board) and, so long as Stellantis or its affiliates beneficially own shares of Class A common stock equal to at least 12.5% of the outstanding Class A common stock, will have the right to continue to nominate one individual for election to our Board as a Class II director at the Company’s annual meeting of stockholders to occur in 2026 through the date of the Company’s annual meeting of stockholders in 2029.
On June 23, 2023, we issued 6,337,039 shares of Class A common stock to Stellantis in connection with the first milestone under the Forward Purchase Agreement and received gross proceeds of $25,000,000. On August 10, 2023, Stellantis waived certain conditions relating to the second milestone of the Forward Purchase Agreement, and we completed the issuance of 12,313,234 shares of Class A common stock and received gross proceeds of $70,000,000 associated with the second milestone. On July 1, 2024, we issued 17,401,153 shares of Class A common stock associated with the third and final milestone and received gross proceeds of $55,000,000.
In connection with the Stellantis Collaboration Agreement, the Company issued Stellantis a warrant to purchase up to 15,000,000 shares of Class A common stock, at an exercise price of $0.01 per share (the “Stellantis Warrant”), which shall vest and become exercisable upon the achievement of certain milestones. The number of shares of Class A common stock for which the Stellantis Warrant is exercisable, as well as the exercise price, may be adjusted upon certain qualifying events, including but not limited to a merger, sales of assets, reclassification or recapitalization. The Stellantis Warrant is exercisable until (i) immediately prior to the closing of a Liquidation Event (as defined in the Stellantis Warrant Agreement), and (ii) January 3, 2028.
Vendor Warrants
On August 9, 2024, we issued to a service provider of the Company warrants to purchase up to 57,050 shares of Class A common stock, with an exercise price of $0.01 per share, in satisfaction of payment to such service provider for services rendered. At the time of issuance, warrants to purchase 31,120 shares of Class A common stock were vested and exercisable and the remaining warrants to purchase 25,930 shares of Class A common stock vested in five equal monthly installments between August 2024 and December 2024. The warrants are exercisable until the earliest of (i) immediately prior to the closing of a Liquidation Event (as defined in the warrant agreement) or (ii) August 9, 2029.
Redeemable Warrants
In connection with Atlas’ initial public offering, Atlas issued: (i) 8,000,000 warrants at a price of $1.50 per warrant issued to the Sponsor in a private placement (the “Private Warrants”) and (ii) and warrants for the issuance of up to 16,666,667 shares of Class A common stock (the “Public Warrants” and, together with the Private Warrants, the “Warrants”). Each Warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share at any time commencing October 16, 2021. The Warrants will expire at 5:00 p.m., New York City time, on September 16, 2026, or earlier upon redemption or liquidation.
Holders of Public Warrants cannot pay cash to exercise their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such Warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. As used in this prospectus, “Public Warrants” refers to the 16,666,667 warrants included as a component of the Atlas units sold in the Atlas IPO, each of which is exercisable for one share of Class A common stock, in accordance with its terms.
The Private Warrants are identical to the Public Warrants except that such Public Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial stockholders of Atlas, including Atlas’ officers and directors, or their permitted transferees.
We may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per Public Warrant:
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at any time after the Public Warrants become exercisable;

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upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder;

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if, and only if, the last reported sale price of the shares of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the Public Warrants become exercisable and ending on the third business day prior to the notice of redemption to Public Warrant holders; and

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if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such Public Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.
The redemption criteria for our Warrants was established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.
If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.
The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the

Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Public Warrants and Private Warrants, if such modification or amendment is being undertaken prior to, or in connection with, the closing of the Business Combination, or Warrants, if such modification or amendment is being undertaken after the closing of the Business Combination, in order to make any change that adversely affects the interests of the registered holders. The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The Warrants will not be adjusted for issuances of shares of Class A common stock at a price below their respective exercise prices.
The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the office of the warrant agent, with the subscription form, as set forth in the Warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the warrant agent, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their Warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Anti-Takeover Provisions
Section 203 of the DGCL
We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Certificate of Incorporation and Bylaws
Among other things, our Certificate of Incorporation and our Bylaws:
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permit our Board to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

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provide that the authorized number of directors may be changed only by resolution of our Board;

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provide that Non-U.S. Citizens shall not own or control more than 25% of the voting power of our capital stock and that such stock owned and controlled in excess of the Foreign Ownership Limitation will be subject to automatic suspension of voting rights in reverse chronological order based upon the date of registration in the Company’s foreign stock record;

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provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed with or without cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least a majority of the voting power of all of our then-outstanding shares of capital stock entitled to vote generally at an election of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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provide that special meetings of our stockholders may be called only by the chairperson of our Board, our chief executive officer or by our Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

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do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Class A common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.
The combination of these provisions may make it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for the following types of actions or proceedings brought under Delaware statutory or common law:
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any derivative action or proceeding brought on our behalf;

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any action or proceeding asserting a claim of a breach of fiduciary duty owed by any current or former director, officer or other employee of the Company or any stockholder of the Company, to the Company or the Company’s stockholders;

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any action or proceeding asserting a claim against us or any current or former director, officer or other employee of the Company or any stockholder arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws (as each may be amended from time to time);

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any action or proceeding to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or our Bylaws (including any right, obligation or remedy thereunder);

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any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and

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any action asserting a claim against us or any director, officer or other employee of the Company or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants.

Our Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore may bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Limitations of Liability and Indemnification
Our Certificate of Incorporation limits a director’s liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
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for any transaction from which the director derives an improper personal benefit;

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for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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for any unlawful payment of dividends or redemption of shares; or

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for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
Registration Rights Agreements
In connection with the Closing of the Business Combination, we entered into the 2021 Registration Rights Agreement on September 16, 2021, pursuant to which the holders of Registrable Securities (as defined therein) became entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The 2021 Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act. The registration rights of such Registrable Securities terminate seven years after the date of the closing of the Business Combination.
In connection with the Forward Purchase Agreement, the Company and Stellantis entered into the 2023 Stellantis Registration Rights Agreement pursuant to which the Company has granted Stellantis certain demand, piggyback and resale shelf registration rights with respect to the Forward Purchase Shares (as defined therein), which were fully issued by July 1, 2024, and shares of Class A common stock issuable upon exercise of the Stellantis Warrant. The registration rights terminate after Stellantis no longer holds any Registrable Securities (as defined in the 2023 Stellantis Registration Rights Agreement) or with respect to any Registrable Securities, seven years after the date such Registrable Securities were issued to Stellantis.
In August 2023, we entered into subscription agreements with certain accredited investors, in a private placement transaction (the “2023 Private Placement”), pursuant to which we agreed to sell and issue, in the 2023 Private Placement, 26,173,286 shares of Class A common stock at a purchase price of $5.54 per share. In connection with the 2023 Private Placement, we granted to the participating accredited investors certain registration rights with respect to the shares of Class A common stock issued in the 2023 Private Placement pursuant to the 2023 Registration Rights Agreement.
In August 2024, we entered into subscription agreements with certain accredited investors, pursuant to which we agreed to sell and issue, in a private placement transaction (the “August 2024 Private Placement”), 49,283,582 shares of Class A common stock at a purchase price of $3.35 per share. In connection with the August 2024 Private Placement, we granted to the participating accredited investors certain registration rights with respect to the shares of Class A common stock issued in the August 2024 Private Placement pursuant to the August 2024 Registration Rights Agreement.
In August 2024, we also entered into a subscription agreement with Stellantis, pursuant to which we agreed to sell and issue, in a private placement transaction (the “August 2024 Stellantis Private Placement”), 2,982,089 shares of Class A common stock at a purchase price of $3.35 per share. In connection with the

August 2024 Stellantis Private Placement, we granted to Stellantis certain registration rights with respect to the shares of Class A common stock issued in the August 2024 Stellantis Private Placement pursuant to the 2024 Stellantis Registration Rights Agreement. In December 2024, our stockholders approved the August 2024 Stellantis Private Placement in accordance with the rules and regulations of the NYSE.
In December 2024, we entered into subscription agreements with certain accredited investors, pursuant to which we agreed to sell and issue, in a private placement transaction (the “December 2024 Private Placement”), 63,909,776 shares of Class A common stock at a purchase price of $6.65 per share. In connection with the December 2024 Private Placement, we granted to the participating accredited investors certain registration rights with respect to the shares of Class A common stock issued in the December 2024 Private Placement pursuant to the December 2024 Registration Rights Agreement.
In December 2024, we also entered into a subscription agreement with Stellantis, pursuant to which we agreed to sell and issue, in a private placement transaction (the “December 2024 Stellantis Private Placement”), 751,879 shares of Class A common stock at a purchase price of $6.65 per share. In connection with the December 2024 Stellantis Private Placement, we granted to Stellantis certain registration rights with respect to the shares of Class A common stock issued in the December 2024 Stellantis Private Placement pursuant to the December 2024 Stellantis Registration Rights Agreement. The closing of the December 2024 Stellantis Private Placement is subject to the satisfaction of customary closing conditions, including approval of our stockholders (the “Stockholder Approval”) in accordance with the rules and regulations of the NYSE. We have agreed to use commercially reasonable efforts to seek and obtain the Stockholder Approval.
Transfer Agent
The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, NY 10004.

DESCRIPTION OF DEBT SECURITIES
General
We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:
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the title of the series;

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the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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any limit on the aggregate principal amount;

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the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

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the place or places where principal and, if applicable, premium and interest, is payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

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whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

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the provisions, if any, relating to any collateral provided for such debt securities;

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any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

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any events of default, if not otherwise described below under “Events of Default”;

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the terms and conditions, if any, for conversion into or exchange for shares of our Class A common stock or preferred stock;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.
Registrar and Paying Agent
The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for shares of our Class A common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

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events requiring adjustment to the conversion or exchange price;

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provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

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any anti-dilution provisions, if applicable.

Registered Global Securities
If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.
The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
No Protection in the Event of Change of Control
The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Merger, Consolidation or Sale of Assets
The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:
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we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

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immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default
Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:
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we fail to pay any principal or premium, if any, when it becomes due;

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we fail to pay any interest within 30 days after it becomes due;

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we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

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certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:
•
all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•
all lawful interest on overdue interest and overdue principal has been paid; and

•
the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.
If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.
The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.
No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:
•
the holder gives to the trustee written notice of a continuing event of default;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•
the trustee fails to institute a proceeding within 60 days after such request; and

•
the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.
We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.
Modification and Waiver
From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:
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to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

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to provide for certificated debt securities in addition to uncertificated debt securities;

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to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•
to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:
•
reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•
reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•
reduce the principal of or change the stated maturity of the debt securities;

•
make any debt security payable in money other than that stated in the debt security;

•
change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•
waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•
waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities;

•
make any changes to the provisions of the indenture (i) limiting holders’ ability to institute any proceeding or pursue any remedy with respect to the indenture or debt securities or (ii) requiring the consent of holders to amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities; or

•
take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:
•
to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.
to register the transfer or exchange of such debt securities;

2.
to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.
to compensate and indemnify the trustee; or

4.
to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust;

•
or to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:
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money;

•
U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•
a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.
In addition, defeasance may be effected only if, among other things:
•
in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

•
in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•
in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•
certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.
The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.
The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
General
We may issue warrants for the purchase of our Class A common stock, preferred stock, debt securities, or any combination thereof. Warrants may be issued independently or together with our Class A common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent, as applicable, will act solely as our agent in connection with the warrants. The warrant agent, as applicable, will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.
Equity Warrants
The prospectus supplement relating to a particular series of warrants to purchase our Class A common stock or preferred stock will describe the terms of the warrants, including the following:
•
the title of the warrants;

•
the offering price for the warrants, if any;

•
the aggregate number of warrants;

•
the designation and terms of the Class A common stock or preferred stock that may be purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•
if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•
the number of shares of Class A common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•
the dates on which the right to exercise the warrants shall commence and expire;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material U.S. federal income tax considerations;

•
the antidilution provisions of the warrants, if any;

•
the redemption or call provisions, if any, applicable to the warrants;

•
any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•
any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
•
to vote, consent, or receive dividends;

•
receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•
exercise any rights as stockholders.

Debt Warrants
The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:
•
the title of the debt warrants;

•
the offering price for the debt warrants, if any;

•
the aggregate number of the debt warrants;

•
the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•
if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•
the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•
the dates on which the right to exercise the debt warrants will commence and expire;

•
if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•
whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•
information with respect to book-entry procedures, if any;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material U.S. federal income tax considerations;

•
the antidilution provisions of the debt warrants, if any;

•
the redemption or call provisions, if any, applicable to the debt warrants;

•
any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•
any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our Class A common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for our Class A common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•
the number of subscription rights to be issued to each stockholder;

•
the number and terms of our Class A common stock, preferred stock or debt securities which may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
We may issue units consisting of some or all of the securities described above, in any combination, including Class A common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS
Fenwick & West LLP will issue an opinion about certain legal matters with respect to the securities. Any selling stockholders, underwriters or agents will be advised about legal matters relating to any offering by their own counsel.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

UP TO $8,000,000 OF SHARES OF CLASS A COMMON STOCK

PROSPECTUS SUPPLEMENT

March 5, 2026